Exhibit 99.1

ADM Announces Pricing of Its Secondary Block Trade of Ordinary Shares of Wilmar International Limited (“Wilmar”) and Concurrent Offering of US$300,000,000 Zero Coupon Exchangeable Bonds Due 2023, Exchangeable For Wilmar Ordinary Shares

August 19, 2020

ADM (NYSE: ADM) today announced that its wholly-owned subsidiaries ADM Ag Holding Limited (“ADM Ag”) and Archer Daniels Midland Asia-Pacific Limited (“ADM APac” and together with ADM Ag, the “Sellers”) have entered into a secondary block trade agreement with a syndicate of managers (the “Block Trade Agreement”) pursuant to which the Sellers have sold 170.5 million ordinary shares of Wilmar (the “Wilmar Shares”, and such sale, the “Block Trade”) at a price of SGD4.40 per Wilmar Share (US$3.23 per Wilmar Share based on an exchange rate of SGD1.3636 per US$1.00 derived from Bloomberg page BFIX at 5:00 p.m. (Singapore time) on August 19, 2020). The Wilmar Shares sold pursuant to the Block Trade Agreement are being offered and sold in offshore transactions in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”) and inside the United States, to qualified institutional buyers (as defined in Rule 144A under the Securities Act) in private transactions exempt from the registration requirements of the Securities Act. ADM expects settlement of the Block Trade to occur on August 24, 2020, subject to customary closing conditions.

ADM expects to use the net proceeds from the Block Trade for general corporate purposes, which may include, without limitation, meeting its working capital requirements, funding its capital expenditures and possible acquisitions of, or investments in, businesses and assets and acquiring outstanding shares of ADM common stock as part of its publicly announced stock repurchase program.

ADM also announced today that ADM Ag has priced its previously announced offering (the “Offering”) of US$300,000,000 aggregate principal amount of Zero Coupon Exchangeable Bonds due 2023 (the “Bonds”). The Bonds will be issued at 104.0 per cent of their principal amount (the “Issue Price”), will not bear any interest, and will mature on August 26, 2023 (the “Maturity Date”). The Bonds are being offered outside of the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. ADM expects settlement of the Offering to occur on August 26, 2020, subject to customary closing conditions.

ADM expects to use the net proceeds from the Offering for general corporate purposes, which may include, without limitation, meeting its working capital requirements, funding its capital expenditures and possible acquisitions of, or investments in, business and assets and repaying indebtedness originally incurred for general corporate purposes.

The Bonds will constitute senior obligations of ADM Ag, ranking equally with all other unsecured and unsubordinated obligations of the ADM Ag, present and future. ADM will unconditionally and irrevocably guarantee (the “Guarantee”) the payment of all sums payable under the Bonds and the performance of all of the ADM Ag’s other obligations under the Bonds. The obligations of ADM under such Guarantee will constitute senior obligations of ADM, ranking equally with all other unsecured and unsubordinated monetary obligations of ADM, present and future.

Subject to and upon compliance with the terms and conditions of the Bonds and any conditions, procedures and certifications prescribed thereunder, the Bonds will be exchangeable for Wilmar Shares. On the exercise of their exchange rights, holders of the Bonds will be entitled to receive 50,597.0453 Wilmar Shares for each U.S.$200,000 principal amount of the Bonds, such number being subject to further adjustments in accordance with its terms.

In connection with and for the purpose of facilitating the Offering, ADM APac has entered into a stock borrow arrangement (the “Stock Borrow Arrangement”) with an affiliate of one of the joint lead managers of the Offering, over a number of Wilmar Shares equivalent to the initial total number of Wilmar Shares to be delivered upon exchange of the Bonds. The entry by ADM APac into the Stock Borrow Arrangement was conditioned upon the pricing of the Offering but is not conditioned upon the closing of the Offering.

ADM will retain at least 20 percent of the equity interest in Wilmar after giving effect to the Offering, including any subsequent exchange of Bonds, and the Block Trade. The completion of the Block Trade is not conditioned upon the closing of the Offering.

Application will be made to the Singapore Exchange Securities Trading Limited (“SGX-ST”) for the listing and quotation of the Bonds on the SGX-ST. The SGX-ST does not take any responsibility for the contents of this announcement, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon any part of the contents of this announcement. The SGX-ST assumes no responsibility for the correctness of any of the statements made or opinions expressed or reports contained in this announcement. Admission to the Official List of the SGX-ST and the listing and quotation of the Bonds on the SGX-ST is not to be taken as an indication of the merits of the Issuer, the Guarantor, the Company, any of their respective associated companies or the Bonds.

The Wilmar Shares sold pursuant to the Block Trade Agreement, the Bonds, the Guarantee, the Wilmar Shares to be delivered upon exchange of the Bonds, and the Wilmar Shares lent pursuant to the Stock Borrow Arrangement have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S) absent registration or an applicable exemption from registration requirements.

Nothing in this announcement constitutes an offer to sell, or a solicitation of an offer to buy, securities in the United States or any other jurisdiction in which such offer or solicitation would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

Some of the above statements constitute forward-looking statements. ADM’s filings with the SEC provide detailed information on such statements and risks, and should be consulted along with this announcement. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

Source: Corporate Release

ADM Media Relations

Jackie Anderson

media@adm.com

(312) 634-8484

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